SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549


                           Form 8-K



                       CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event report) October 30, 1995
(October 18, 1995)

Conestoga Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania                   33-30715          23-256-5087
(State or other jurisdiction   (Commission     (IRS Employer
 of incorporation)              File Number)   Identification No)

202 East First Street, Birdsboro, Pennsylvania          19508
(Address of principal executive officers)             (Zip Code)

Registrant's telephone number, including area code   610-582-8711



   (Former name or former address, if changed since last report.)


Item 5.   Other Events

          Conestoga Enterprises, Inc. (CEI) signed a definitive agreement for the acquisition of all outstanding shares of common stock of Buffalo Valley Telephone Company (BVT) for $65 per share, payable in cash, convertible preferred stock of CEI or common stock of CEI. The total value of the transaction is approximately $58,500,000. Although the shareholders of BVT will have the opportunity to indicate their preferences for cash, convertible preferred stock or common stock, their elections shall be subject to an allocation so that no more than 50% of the aggregate consideration paid by CEI will be in cash.

          Pursuant to the merger agreement, BVT would become a subsidiary of CEI. The closing of the transaction is subject to regulatory approvals, BVT and CEI shareholder approvals, a registration statement (with respect to the convertible preferred stock and the common stock being offered to BVT shareholders) being declared effective by the Securities and Exchange Commission and other conditions. Accordingly, there can be no assurance that a transaction will be consummated. The convertible preferred stock and common stock will be offered only by means of a prospectus.

Item 7.   Exhibits

          (c)  Exhibits

               10.1 Agreement and Plan of Merger among Buffalo Valley
                    Telephone Company, Conestoga Enterprises, Inc. and CB Merger Corporation

               99 Press release of Conestoga Enterprises, Inc. dated as of October 18, 1995, announcing the signing of a definitive merger agreement with Buffalo Valley Telephone Company

                         SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CONESTOGA ENTERPRISES, INC.


                              By: /s/ Albert H. Kramer
                              Name: Albert H. Kramer
                              Title: Vice President, Finance and Administration

Date: October 31, 1995

                                                   EXHIBIT 10.1


                   AGREEMENT AND PLAN OF MERGER

                              Among

                BUFFALO VALLEY TELEPHONE COMPANY,

                   CONESTOGA ENTERPRISES, INC.

                               and

                      CB MERGER CORPORATION

                   Dated as of October 18, 1995



                      TABLE OF CONTENTS

                                                     Page No.

ARTICLE I

PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  The Merger . . . . . . . . . . . . . . . . . . .  1
     1.2  Effects of the Merger. . . . . . . . . . . . . .  1
     1.3  Conversion of Target Common Shares . . . . . . .  2
     1.4  Timing . . . . . . . . . . . . . . . . . . . . .  4
     1.5  Dissenters' Rights . . . . . . . . . . . . . . .  5
     1.6  Surrender and Exchange of Target Certificates. .  5

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TARGET . . . . . . . . .  8
     2.   Representations and Warranties of Target . . . .  8
     2.1  Organization, Powers and Qualifications. . . . .  8
     2.2  Subsidiaries . . . . . . . . . . . . . . . . . .  8
     2.3  Capital Stock. . . . . . . . . . . . . . . . . .  8
     2.4  Authority. . . . . . . . . . . . . . . . . . . .  9
     2.5  Conflict with Other Agreements; Consents and Approvals  9
     2.6  Compliance with Law. . . . . . . . . . . . . . . 10
     2.7  Financial Statements . . . . . . . . . . . . . . 10
     2.8  Absence of Undisclosed Liabilities . . . . . . . 11
     2.9  Absence of Adverse Changes . . . . . . . . . . . 11
     2.10 Tax and Other Returns and Reports. . . . . . . . 11
     2.11 Dividends and Stock Purchases. . . . . . . . . . 12
     2.12 Assets . . . . . . . . . . . . . . . . . . . . . 12
     2.13 Contracts. . . . . . . . . . . . . . . . . . . . 13
     2.14 Litigation . . . . . . . . . . . . . . . . . . . 14
     2.15 Insurance. . . . . . . . . . . . . . . . . . . . 14
     2.16 Labor Matters. . . . . . . . . . . . . . . . . . 15
     2.17 Employee Benefit Plans . . . . . . . . . . . . . 15
     2.18 Franchises, Licenses, Permits, Etc.. . . . . . . 16
     2.19 Patents and Trademarks . . . . . . . . . . . . . 16
     2.20 Ordinary Course. . . . . . . . . . . . . . . . . 17
     2.21 Brokerage and Other Fees . . . . . . . . . . . . 18
     2.22 Opinion of Financial Advisor . . . . . . . . . . 19
     2.23 Information Supplied.. . . . . . . . . . . . . . 19
     2.24 Disclosure . . . . . . . . . . . . . . . . . . . 19
     2.25 Tax Free Reorganization Matters. . . . . . . . . 20

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB. . . . . . 20

     3.   Representations and Warranties of Buyer. . . . . 21
     3.1  Organization, Powers and Qualifications. . . . . 21
     3.2  Subsidiaries . . . . . . . . . . . . . . . . . . 21
     3.3  Authority. . . . . . . . . . . . . . . . . . . . 21
     3.4  Capital Stock. . . . . . . . . . . . . . . . . . 22
     3.5  Valid Issuance of Buyer Stock. . . . . . . . . . 22
     3.6  Conflict with Other Agreements; Consents and Approvals 23
     3.7  Financial Statements . . . . . . . . . . . . . . 23
     3.8  Brokerage. . . . . . . . . . . . . . . . . . . . 24
     3.9  Reports. . . . . . . . . . . . . . . . . . . . . 24
     3.10 Information Supplied.. . . . . . . . . . . . . . 24
     3.11 Disclosure . . . . . . . . . . . . . . . . . . . 25
     3.12 Tax Matters. . . . . . . . . . . . . . . . . . . 25
     3.13 Available Funds. . . . . . . . . . . . . . . . . 25
     3.14 Opinion of Financial Advisor . . . . . . . . . . 26

ARTICLE IV

COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.1  Conduct of Business Prior to Closing . . . . . . 26
     4.2  Updating of Schedules. . . . . . . . . . . . . . 28
     4.3  Access . . . . . . . . . . . . . . . . . . . . . 28
     4.4  Proxy Material, Registration Statement,
          Other Filings and Applications . . . . . . . . . 28
     4.5  Shareholder Meeting. . . . . . . . . . . . . . . 30
     4.6  Third Party Consents . . . . . . . . . . . . . . 30
     4.7  Satisfaction of Conditions . . . . . . . . . . . 30
     4.8  Public Announcements . . . . . . . . . . . . . . 30
     4.9  Employees and Employee Benefit Plans . . . . . . 30
     4.10 Director and Officer Indemnification . . . . . . 32
     4.11 Other Proposals. . . . . . . . . . . . . . . . . 33
     4.12 Intentionally Omitted. . . . . . . . . . . . . . 34
     4.13 Buyer Shareholder Approval . . . . . . . . . . . 34
     4.14 Affiliates . . . . . . . . . . . . . . . . . . . 34

ARTICLE V

CONDITIONS TO OBLIGATIONS OF BUYER AND SUB . . . . . . . . 35
     5.   Conditions To Obligations of Buyer and Sub To
          Consummate the Merger . . . . . . . . . . . . .  35
     5.1  Representations, Warranties, and Covenants of
          Target  . . . . . . . . . . . . . . . . . . . . .35
     5.2  Target Shareholder Approval. . . . . . . . . . . 35
     5.3  Buyer Shareholder Approval . . . . . . . . . . . 35
     5.4  Intentionally Omitted. . . . . . . . . . . . . . 35
     5.5  No Injunctions . . . . . . . . . . . . . . . . . 36
     5.6  No Antitrust Litigation. . . . . . . . . . . . . 36
     5.7  Filings. . . . . . . . . . . . . . . . . . . . . 36
     5.8  NASDAQ Listing . . . . . . . . . . . . . . . . . 36
     5.9  Securities Laws. . . . . . . . . . . . . . . . . 36
     5.10 Affiliate Letters. . . . . . . . . . . . . . . . 37
     5.11 Dissenters Rights. . . . . . . . . . . . . . . . 37
     5.12 Tax Opinion or Tax Ruling. . . . . . . . . . . . 37
     5.13 Legal Opinion. . . . . . . . . . . . . . . . . . 38
     5.14 Resignations . . . . . . . . . . . . . . . . . . 38
     5.15 Fairness Opinion . . . . . . . . . . . . . . . . 38

ARTICLE VI

CONDITIONS TO OBLIGATION OF TARGET . . . . . . . . . . . . 38
     6.   Conditions To Obligation of Target To
          Consummate the Merger . . . . . . . . . . . . .  38
     6.1  Representations, Warranties, and Covenants of
          Buyer and Sub . . . . . . . . . . . . . . . . .  38
     6.2  Target Shareholder Approval. . . . . . . . . . . 39
     6.3  Buyer Shareholder Approval . . . . . . . . . . . 39
     6.4  Intentionally Omitted. . . . . . . . . . . . . . 39
     6.5  No Injunctions . . . . . . . . . . . . . . . . . 39
     6.6  No Antitrust Litigation. . . . . . . . . . . . . 39
     6.7  Filings. . . . . . . . . . . . . . . . . . . . . 39
     6.8  NASDAQ Listing . . . . . . . . . . . . . . . . . 39
     6.9  Securities Laws. . . . . . . . . . . . . . . . . 39
     6.10 Fairness Opinion . . . . . . . . . . . . . . . . 40

ARTICLE VII

TERMINATION, WAIVER AND AMENDMENT. . . . . . . . . . . . . 40
     7.1  Termination. . . . . . . . . . . . . . . . . . . 40
     7.2  Effect of Termination. . . . . . . . . . . . . . 42
     7.3  Waiver of Terms. . . . . . . . . . . . . . . . . 42
     7.4  Amendment of Agreement . . . . . . . . . . . . . 42
     7.5  Fees and Expenses. . . . . . . . . . . . . . . . 43
     7.6  Failure of Buyer Shareholder Approval. . . . . . 44

ARTICLE VIII

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . 44
     8.1  Cooperation. . . . . . . . . . . . . . . . . . . 44
     8.2  Counterparts . . . . . . . . . . . . . . . . . . 45
     8.3  Contents of Agreement, Etc . . . . . . . . . . . 45
     8.4  No Survival of Representations and Warranties. . 45
     8.5  Section Headings, Gender and "Person." . . . . . 45
     8.6  Notices. . . . . . . . . . . . . . . . . . . . . 45
     8.7  Governing Law. . . . . . . . . . . . . . . . . . 46

LIST OF EXHIBITS
     A.   Buyer Preferred Stock Terms
     B.   Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER dated as of October 18, 1995, among BUFFALO VALLEY TELEPHONE COMPANY, a Pennsylvania corporation ("Target"), CONESTOGA ENTERPRISES, INC., a Pennsylvania corporation ("Buyer"), and CB MERGER CORPORATION, a Pennsylvania corporation and a wholly owned subsidiary of Buyer ("Sub").

                          Background

     The Boards of Directors of Buyer, Sub and Target deem it advisable and in the best interests of the shareholders of their respective corporations that Target be acquired by Buyer through the merger of Target with and into Sub (the "Merger") pursuant to the Pennsylvania Business Corporation Law (the "Corporation Law") in accordance with the provisions of this Agreement (together with the Schedules attached hereto, the "Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto do hereby agree that they will carry out and consummate the following Agreement.


                          ARTICLE I

                        PLAN OF MERGER

          1.1 The Merger. At the Effective Time (as hereinafter defined), Target shall be merged with and into Sub pursuant to this Agreement and the separate existence of Target shall cease. For federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          1.2 Effects of the Merger. Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The shares of common stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation. The articles of incorporation and bylaws of Sub in effect immediately prior to the Merger shall remain in effect as the articles of incorporation and bylaws of the Surviving Corporation, except that Article 1 of the articles of incorporation of Sub shall be amended to read as follows:
"The name of the corporation is Buffalo Valley Telephone Company." The directors and officers of Sub immediately prior to the Merger shall remain in office as the directors and officers of the Surviving Corporation.

        1.3  Conversion of Target Common Shares.

        (a) Conversion of Shares. At the Effective Time (defined below), by virtue of the Merger and without any action on the part of any holder thereof, subject to the provisions of Section 1.5 hereof with respect to dissenters' rights, if any, each share of common stock, no par value, of Target (the "Target Common Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Shareholder") are exercising dissenters rights pursuant to the Corporation Law (the "Dissenters' Shares"), and (ii) shares held directly or indirectly by Buyer which are not held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive the cash and/or shares of stock of Buyer constituting the Per Share Merger Consideration (as defined in paragraph (b) below). As of the Effective Time, each share of Target Common Stock held directly or indirectly by Buyer, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and each share held as treasury stock of Target, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

        (b) Per Share Merger Consideration Defined. As used herein, the term "Per Share Merger Consideration" shall mean, at the election of the holder of the share of Target Common Stock in accordance with Schedule 1.3 hereto and subject to proration in accordance with Schedule 1.3 hereto, either:

             (i)  $65.00 in cash (the "Cash Merger Consideration");

             (ii) one fully paid and nonassessable share of the Buyer's Series A Convertible Preferred Stock, par value $65.00 per share ("Buyer Preferred Stock") (the "Preferred Stock Merger Consideration"); or

             (iii) subject to the adjustments provided in paragraph (c) below, that number of shares (the "Common Stock Exchange Ratio") of the Buyer's common stock, par value $5.00 per share ("Buyer Common Stock"; Buyer Common Stock and Buyer Preferred Stock are collectively referred to herein as "Buyer Stock"), specified in the following subparagraphs:

                  (A) 2.4 shares of Buyer Common Stock so long as the Market Value (defined below) of Buyer Common Stock is between $24.50 and $30.00 per share, inclusive;

                  (B) in the event that the Market Value of Buyer Common Stock is less than $24.50 but not less than $22.50 per share, that number of shares of Buyer Common Stock determined by dividing $58.80 by the Market Value, carried out to five decimal places, but in no event more than 2.61333 (the "Maximum Common Stock Exchange Ratio"); or

                  (C) in the event that the Market Value of Buyer Common Stock is more than $30.00 but not more than $32.70 per share, that number of shares of Buyer Common Stock determined by dividing $72.00 by the Market Value, carried out to five decimal places, but in no event less than 2.20183 (the "Minimum Common Stock Exchange Ratio").

        (c) Adjustments to Common Stock Exchange Ratio. In the event that the Market Value of Buyer Common Stock is less than $22.50 per share, the Maximum Common Stock Exchange Ratio may be increased, at the option of Buyer, to the number determined by dividing $58.80 by the Market Value, carried out to five decimal places. In the event that the Market Value of Buyer Common Stock is more than $32.70, the Minimum Common Stock Exchange Ratio may be decreased, at the option of Target, to the number determined by dividing $72.00 by the Market Value, carried out to five decimal places.
The option of Buyer to increase the Maximum Common Stock Exchange Ratio, and the option of Target to decrease the Minimum Common Stock Exchange Ratio, must be exercised by notice to the other party received no later than 5:00 p.m. on the second business day prior to the Closing Date. As provided in Article VII hereof, if the Market Value is less than $22.50 and Buyer does not exercise its option to increase the Maximum Common Stock Exchange Ratio, Target shall have the right to terminate this Agreement; if the Market Value is more than $32.70 and Target does not exercise its option to decrease the Minimum Common Stock Exchange Ratio, Buyer shall have the right to terminate this Agreement. In addition, if prior to the Closing
Date the outstanding shares of Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a stock dividend, stock split or reverse stock split, appropriate adjustment shall be made to the Common Stock Exchange Ratio and the Market Value dollar amounts specified in Section 1.3(b) and Section 1.3(c).

        (d) Market Value Defined. As used herein, the term "Market Value" shall mean (i) the sum of the average of the last reported bid and ask prices per share of Buyer Common Stock quoted by each of the four principal market makers for Buyer Common Stock for each of the last 10 NASDAQ trading days immediately preceding the fourth business day prior to the Closing Date,
(ii) divided by 10.

        (e) Shareholder Elections. All holders of Target Common Stock electing to receive Preferred Stock Merger Consideration or Common Stock Merger Consideration shall receive the type of consideration requested. Holders of Target Common Stock making no election shall receive Common
Stock Merger Consideration. As more fully described on Schedule 1.3 hereto, holders of Target Common Stock electing to receive Cash Merger Consideration shall receive cash, however, only to the extent that the aggregate percentage of the outstanding Target Common Stock receiving Cash Merger Consideration (the "Cash Percentage") does not exceed 50% or, if lower, the maximum possible percentage which would permit the Merger to qualify as a tax-free exchange for federal income tax purposes. As more fully described on
Schedule 1.3 hereto, if the number of holders of Target Common Stock electing to receive Cash Merger Consideration exceeds the Cash Percentage, such holders would receive a combination of Preferred Stock Merger Consideration and Cash Merger Consideration to the extent necessary so that no more than the permitted amount of cash would be paid in the Merger.

        1.4  Timing.

        (a) Shareholder Approval. Target shall submit this Agreement to its shareholders for approval as provided in Section 4.5 hereof. In connection with such meeting, Target and Buyer shall each take, as promptly as practical, such reasonable steps as shall be necessary for the preparation and filing by Buyer of a registration statement under the Securities Act of 1933 (the "1933 Act") on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable.

        (b) Closing and Effective Time. The parties shall hold a closing (the "Closing") on a mutually agreeable date (the "Closing Date") no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article V and Article VI of this Agreement, at 10:00 A.M., local time, at the offices of Buyer, or at such other place or time as the parties agree upon. On the Closing Date or as soon thereafter as practicable, the parties shall execute and file in the offices of the Corporation Bureau of the Commonwealth of Pennsylvania appropriate Articles of Merger in accordance with the provisions of the Corporation Law. The "Effective Time" shall be the date of filing the Articles of Merger, or the effective date specified therein, whichever is later.

        1.5 Dissenters' Rights. Any Dissenting Shareholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in the Corporation Law, shall not be entitled to the Per Share Merger Consideration unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the Corporation Law, and shall be entitled to receive only the payment to the extent provided for by the Corporation Law. If any such holder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into the right to receive the Per Share Merger Consideration pursuant to Section 1.3, and unless such holder shall have made a valid and timely election in accordance with this Agreement, such shares shall be deemed to be Non-Election Shares as described on Schedule
1.3 hereto.

        1.6  Surrender and Exchange of Target Certificates.

        (a) Election and Transmittal Materials. Within five business days after the Effective Time, Buyer shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of Target Common Stock (i) a form for purposes of making elections for the kind of Per Share Merger Consideration desired by such holder and containing instructions with respect thereto, and (ii) transmittal materials and instructions for surrendering certificates for Target Common Stock ("ach Holder shall be reduced pro rata by multiplying the number of Cash Election Shares of such Holder by a fraction, the numerator of which is the number of Target Common Shares equal to (x) the Cash Percentage times (y) the Aggregate Shares minus the aggregate number of Dissenters' Shares and the denominator of which is the aggregate number of Cash Election Shares, and (ii) the shares of such Holder representing the difference between such Holder's initial Cash Election and such Holder's reduced Cash Election pursuant to clause (i) shall be converted into and be deemed to be Preferred Stock Election Shares.

   B.  Procedures.

   1. Target and Buyer shall prepare the Election Form for purposes of making elections and containing instructions with respect thereto. The Election Form shall be distributed to each Holder at such time as Target and Buyer shall determine and shall specify the date by which all such elections must be made (the "Election Deadline"), which date shall be determined by Target and Buyer but shall be not earlier than the 20 calendar days following the Effective Time.

   2. Elections shall be made by Holders by mailing to such bank or entity as may be mutually acceptable to Buyer and Target as the exchange agent ("Exchange Agent"), a duly completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent accompanied by certificates representing the Target Common Shares as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by Buyer. An Election Form and accompanying share certificates must be received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form. Any share certificates which were submitted in connection with an election shall be returned to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificates.

   3. Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election form submitted to the Exchange Agent. Either Buyer (or the Exchange Agent) shall also make all computations contemplated by Part A of this Schedule 1.3.

   4. For the purposes hereof, a Holder who does not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If Buyer or the Exchange Agent shall determine that any purported Cash Election, Preferred Stock Election or Common Stock Election was not effectively made, such purported elections shall be deemed to be of no force and effect and the Holder making such purported election shall, for purposes hereof, be deemed to have made a Non-Election.

   5. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, Buyer and Target shall cause the Exchange Agent to promptly return such shares to the person submitting the same.

Attachments:  Rules 144 and 145

                                                    Exhibit A

           RESOLUTION OF THE BOARD OF DIRECTORS OF
                 CONESTOGA ENTERPRISES, INC.
                 ESTABLISHING AND DESIGNATING
             SERIES A CONVERTIBLE PREFERRED STOCK
                 AS A CLASS OF CAPITAL STOCK


        RESOLVED, that the articles of incorporation of Conestoga Enterprises, Inc. (herein called the "Corporation") be amended to authorize and establish, as a class of the corporation's authorized capital stock, the Series A
Convertible Preferred Stock having a par value of $65.00 per share (such class being herein called the "Series A Stock"), having the following voting rights, designations, preferences, limitations and special rights under and subject to the following provisions:

        Section 1. Designation. There shall be a class of capital stock which shall consist of 900,000 shares and shall be designated as Series A Convertible Preferred Stock. The Series A Stock is being issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 18, 1995 among Conestoga Enterprises, Inc., CB Merger Corporation and Buffalo Valley Telephone Company which transactions closed on _______________, 1996.

        Section 2.  Definitions.

             (a) The term "Common Stock" as used in this resolution shall be deemed to mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage; except that Common Stock issuable upon conversion of Series A Stock as provided in this resolution shall mean only Common Stock authorized at the time of original issue of Series A Stock and stock of any other class into which the then authorized Common Stock shall thereafter have been changed by reclassification or otherwise.

             (b) The term "Dividend Parity Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "Liquidation Parity Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

             (c) The term "Junior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends and the distribution of assets upon liquidation. The term "Dividend Junior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends. The term "Liquidation Junior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to distribution of assets upon liquidation.

             (d) The term "Senior Stock" as used in this resolution with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

        Section 3.  Dividends.

             (a) The holders of record of Series A Stock shall be entitled to receive, as and if declared by the board of directors, cumulative cash dividends thereon of $3.42 per annum, and no more, but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. Sec.1551 (relating to distributions to shareholders) or under any corresponding superseding provision of law. Dividends on the Series A Stock shall be payable semi-annually on _____________ and _____________ in each year. Dividends shall accrue from ____________. Accumulations of dividends shall not bear interest. Unless full cumulative dividends on outstanding shares of Series A Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Common Stock or on other Dividend Junior Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Common Stock or other Dividend Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Dividend Junior Stock other than Common Stock, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.

             (b)  In the event that full cumulative dividends upon the Series
A Stock and stated dividends on all Dividend Parity Stock are not paid in full, all shares of Series A Stock and all shares of Dividend Parity Stock shall participate ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full.

        Section 4.  Liquidation Rights.

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Stock shall be entitled to receive from the assets of the Corporation payment in cash of $65.00 per share, plus a further amount equal to unpaid cumulative dividends on Series A Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Common Stock or other Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of Series A Stock and all Liquidation Parity Stock, shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Series A Stock and Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

             (b) None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section:

                  (1) a consolidation of the Corporation with any other corporation;

                  (2) a merger of the Corporation into any other corporation or a merger of any other corporation into the Corporation;

                  (3)  a reorganization of the Corporation;

                  (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation;

                  (5) a sale or transfer of all or any part of the assets of the Corporation;

                  (6)  a share exchange to which the Corporation is a party;
or

                  (7)  a division of the Corporation.

        Section 5. Redemption at the Option of the Corporation. Commencing on the fourth anniversary of the Closing Date, the Series A Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the board of directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in section 7, by the payment in cash of a redemption price equal to the applicable percentage of $65.00 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the board of directors as the redemption date:

         If redeemed during the period
              (dates inclusive)                   Applicable percentage
____________, 2000 through ___________, 2001            103.00%
____________, 2001 through ___________, 2002            102.00%
____________, 2002 through ___________, 2003            101.00%
From and after _________________, 2003                  100.00%


        Section 6. Redemption at the Option of the Holders. Commencing on the second anniversary of the Closing Date and at any time or from time to time thereafter in accordance with this section 6, each holder of Series A Stock shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's shares of Series A Stock at a redemption price of $65.00, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. To exercise the redemption right provided for in this section 6, a holder must provide to the Corporation (i) an irrevocable written notice of the holder's exercise of such right, which notice shall set forth the name of the holder of the Series A Stock, the number of shares to be redeemed and a statement that the election to exercise the redemption right is being made thereby; and (ii) the shares of Series A Stock with respect to which such redemption right is being exercised, duly endorsed for transfer to the Corporation. Such written notice shall be irrevocable and (unless the Corporation shall default in making the requested redemption) shall terminate all conversion rights of the holder under section 11 with respect to the shares of Series A Stock to be redeemed pursuant to this section 6. Holders may not exercise the redemption right pursuant to this section 6 for less than 100 shares of Series A Stock (or, if less than 100, all shares of Series A Stock owned by such holder). Subject to the last sentence of this section 6, the Corporation as of each March 31, June 30, September 30 and December 31 shall redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. The Corporation shall also redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation during the 30 day period following the date of mailing by the Corporation pursuant to paragraphs 11(g)(3) and 11(g)(4) of notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding-up; any shares submitted for redemption during such 30 day period shall be redeemed no later than 60 days following the mailing date of such notice.

        Section 7.  Manner of Redemption of Series A Stock

             (a) If less than all of the outstanding shares of Series A Stock shall be called for redemption under section 5, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the board of directors.

             (b) Notice of redemption under section 5 of any shares of Series A Stock shall be given by the Corporation by first-class mail, not less than 30 nor more than 60 days prior to the date fixed by the board of directors of the Corporation for redemption (the "redemption date"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state:

                  (1)  the redemption date;

                  (2)  the redemption price;

                 ction (b) of
 section 3 above, upon conversion of any shares of Series A Stock, the Corporation shall deliver to the holder of the shares, together with the certificates for the Common Stock issued upon conversion, payment (but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. Sec. 1551) for all accrued and unpaid cumulative dividends on such shares through the date of conversion as determined in accordance with subsection (h) below.

                  (f) Whenever the conversion prices shall be adjusted as provided in subsection (b), the Corporation, as soon as practicable and in no event later than ten business days thereafter, shall file with each transfer agent and conversion agent for Series A Stock a statement, signed by the president, any vice president or the treasurer of the Corporation, stating the adjusted conversion prices determined as therein provided and setting forth in reasonable detail the facts requiring such adjustment, and shall promptly mail a copy of such statement to each holder of Series A Stock at the address of such holder then appearing on the record books of the Corporation. Each transfer and conversion agent shall be fully protected in relying on such statement and shall be under no duty to examine into the truth or accuracy thereof. If any question shall at any time arise with respect to the adjusted conversion prices, it shall be resolved by a firm of independent public accountants selected by the Corporation, who may be the Corporation's auditors, and such determination shall be binding upon the Corporation and the holders of such shares.

                  (g)  If the Corporation shall propose:

                       (1) to pay any dividend in stock upon its Common Stock or to make any other distribution, other than a cash dividend payable out of retained earnings, to the holders of its Common Stock;

                       (2) to offer to the holders of its Common Stock rights to subscribe to any additional shares of any class or any other rights or options;

                       (3) to effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock), or to effect any capital reorganization, or to engage in any merger, consolidation, share exchange, division or sale, lease, exchange or other disposition of all or substantially all of its property and assets in a transaction in which approval of any holders of the Common Stock or Series A Stock is required; or

                       (4)  to liquidate, dissolve or wind-up;

then, in each such case, the Corporation shall file with each transfer agent for Series A Stock and shall mail to the holders of record of Series A Stock at their respective addresses then appearing on the record books of the Corporation notice of such proposed action, such notice to be filed and mailed at least ten days, if the proposed action is that referred to in paragraph (1) or (2), and at least 30 days, if the proposed action is that referred to in paragraph (3) or (4), prior to the record date for the purpose of determining holders of the Common Stock entitled to the benefits of the action referred to in paragraph (1) or (2) or to vote with respect to the action referred to in paragraph (3) or (4) or, if no record date is taken for any such purpose, the date of the taking of such proposed action. Such notice shall specify the record date for such stock dividend, distribution of such rights or options, or the date on which such reclassification, reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, liquidation, dissolution or winding up shall take place, as the case may be, and the date of participation therein by the holders of Common Stock if any such date is to be fixed. If such notice relates to any proposed action referred to in paragraph (3) or (4), it shall set forth facts with respect thereto as shall be reasonably necessary to inform each transfer agent and the holders of such shares as to the effect of such action upon their conversion rights. Failure to file any certificate or notice, or to mail any notice, or any defect in any certificate or notice, pursuant to this subsection, shall not affect the legality or validity of any adjustment, dividend, distribution or right referred to in this subsection.

                  (h) In order to convert shares of Series A Stock into Common Stock the holder thereof shall surrender at the office of any transfer or conversion agent for the Series A Stock the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that the holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates for Common Stock to be issued. Shares of Series A Stock shall be deemed to have been converted immediately prior to the close of business on the date of the receipt by the transfer or conversion agent of such certificate or certificates for shares for conversion as provided in this subsection, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock after such date of receipt. As soon as practicable on or after the date of conversion, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with (x) a scrip certificate for, or cash in lieu of, any fraction of a share, as provided in subsection (j), and (y) all accrued and unpaid cumulative dividends on the converted shares of Series A Stock through the date of conversion as provided in subsection (e), to the person or persons entitled to receive the same.

                  (i) The Corporation shall pay any and all federal or state original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant to this resolution. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

                  (j) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Series A Stock. As to any final fraction of a share which the holder of one or more shares of Series A Stock would be entitled to receive upon exercise of such shareholder's conversion right, the Corporation shall, at its option as to any such exercise, either:

                       (1) deliver a scrip certificate of the Corporation in respect of such final fraction; or

                       (2) pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction times the closing price per share of Common Stock on the business day which next precedes the day of exercise.

The closing price for such day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the composite tape for issues traded on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over-the-counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose.

                  (k) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the satisfaction of any scrip certificates and the conversion of all shares of Series A Stock at the time outstanding.

                       (l) For so long as the Common Stock is listed or included for quotation or trading on any securities exchange or market or trading system, the Company agrees to list or include on any such exchange, market or system all shares of Common Stock issuable upon conversion of the Series A Stock.

        Section 12. Shareholder Rights as to Dividends and Redemptions. It shall be the mandatory and not discretionary duty of the board of directors to (i) declare and cause to be paid all dividends relating to the Series A Stock and (ii) make redemptions of shares of Series A Stock in accordance with the terms of such stock, so long as such dividends or redemptions are not then prohibited by 15 Pa.C.S. Sec. 1551(b) (or any successor provision). The rights of a holder to the declaration and payment of dividends on, and the redemption of, shares of Series A Stock shall be specifically enforceable by a holder to the maximum extent permitted by 15 Pa.C.S. Sec. 1521(b) (or any successor provision).

        Section 13. Financial Statements and Information. For so long as any shares of Series A Stock shall be outstanding, the Corporation shall furnish to the holders of record of the Series A Stock at their respective addresses then appearing on the record books of the Corporation, copies of all annual and quarterly reports, proxy statements and all other information and reports furnished by the Corporation to the holders of Common Stock. Such information shall be furnished in the same manner and by the same means as furnished to the holders of Common Stock. If at any time the Corporation shall cease to be required, under the Securities Exchange Act of 1934, as amended, to furnish reports and proxy statements to the holders of the Common Stock, then the Corporation shall in lieu of such information furnish the holders of Series A Stock the financial reports required by, within the time period specified in, Pa.C.S. Sec. 1554 (or any successor provision).

                                 EXHIBIT B



                          _______________, 1996


Conestoga Enterprises, Inc.
202 E. First Street
Birdsboro, PA  19508
Attention:  Executive Vice President

Dear Sir:

        This letter is delivered to you in compliance with Section 5.10 of the Agreement and Plan of Merger, dated October 18, 1995 (the "Agreement"), between Buffalo Valley Telephone Company ("Target"), Conestoga Enterprises, Inc. ("Buyer") and CB Merger Corporation ("Sub"), providing for the merger (the "Merger") of Target with and into Sub.

        (a) The undersigned hereby acknowledges, solely for the purpose of this undertaking, that it may be deemed to be an "affiliate" of Target as that term is used in paragraph (c) of Rule 145 under the Securities Act of 1933, as amended (the "Act").

        (b) The undersigned represents and warrants to you that the shares of Series A Convertible Preferred Stock ("Series A Preferred") of Buyer and the shares of common stock of the Buyer issued as Common Stock Merger Consideration or issuable upon the conversion of shares of Series A Preferred ("Buyer Common Stock", and together with the Series A Preferred, "Merger Stock") which the undersigned shall receive in exchange for any shares of common stock of Target are not being acquired by the undersigned with a view to their distribution except to the extent and in the manner provided for in paragraph (d) of Rule 145 under the Act.

        (c) The undersigned acknowledges that it has been advised by counsel for Target of the provisions of the federal securities laws which relate to resales of Merger Stock to be received by it in connection with the Merger, and the undersigned hereby undertakes to comply fully with such provisions. The undersigned also agrees that Buyer may place the legend set forth below on the certificate or certificates for any or all Merger Stock to be received by the undersigned in connection with the Merger, may file stop-transfer instructions with respect to such shares with the transfer agent for such shares and may refuse to transfer such shares except upon delivery to Buyer of an opinion, in form and substance satisfactory to Buyer, of counsel acceptable to Buyer to the effect that the proposed transfer of some or all of such shares does not violate federal securities laws.

        (d) Pursuant to the provisions of the preceding paragraph, the certificate or certificates evidencing Merger Stock received by me may bear the following legend:

             "The shares represented by this certificate are transferable only upon, and are otherwise subject to, certain conditions specified in a certain letter dated ______________, 1996 from the registered owner hereof to Conestoga Enterprises, Inc. (a copy of which is on file with the Secretary of Conestoga Enterprises, Inc.), and no transfer of such shares shall be valid or effective until such conditions have been fulfilled."

        (e) It is understood that Buyer is required to file certain periodic reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission and that no sales of Merger Stock received by the undersigned in the Merger may be made under Rule 145(d) unless Buyer has informed the undersigned that it has filed all such reports required to be filed during the 12 months preceding a proposed sale. It is further understood that Buyer will promptly respond to requests by the undersigned as to the filing of such reports.

                                       Very truly yours,

                                       ___________________
                                       Signature


                                       ___________________
                                       Print Name of Shareholder

                                                        EXHIBIT 99


CONESTOGA ENTERPRISES, INC.                             NEWS RELEASE

FOR IMMEDIATE RELEASE                                   OCTOBER 19, 1995

        Birdsboro, Pennsylvania, October 19, 1995 -- Conestoga Enterprises, Inc. (NASDAQ - CENI) and Buffalo Valley Telephone Company (OTC - BUFF) today announced that they had entered into a definitive merger agreement relating to the acquisition of Buffalo Valley Telephone Company (BVT) by Conestoga Enterprises, Inc. (CEI).

        Pursuant to the merger agreement, BVT would become a subsidiary of CEI. The consideration to be paid for each outstanding BVT share is either (i) $65.00 in cash, (ii) one share of $65.00 convertible preferred stock of CEI, or (iii) 2.4 shares of CEI common stock, subject to certain adjustments. At CEI's current market price of $27 5/8, the common stock portion of the transaction has a market value of $66.30, and the total consideration to be paid for BVT would be approximately $58 million.

         BVT shareholders will have the opportunity to elect whether they wish to receive cash, convertible preferred stock, common stock, or a combination thereof in exchange for their BVT shares. BVT shareholders electing convertible preferred stock or common stock will receive the consideration requested. No more than 50% of the aggregate consideration to be paid in the transaction by CEI may be cash. If cash elections made by BVT shareholders exceed the amount of cash permitted to be paid in the transaction, BVT shareholders electing cash will receive a pro rata portion of their consideration in the form of convertible preferred stock.

          The 2.4 shares of CEI common stock to be exchanged for a BVT share have a current dividend rate of $2.88, a 60% increase over the current BVT common stock dividend rate of $1.80. The CEI convertible preferred will pay a dividend of 5.25%, or $3.42 annually, a 90% increase over the current BVT common stock dividend rate of $1.80.

           The CEI convertible preferred may be redeemed at the option of the holder at $65.00 per share beginning two years after issuance. The convertible preferred is also subject to redemption, in whole or in part, at the option of CEI beginning four years after issuance at a redemption price of 103% of par ($66.95) plus accrued interest, declining to par seven years after issuance. The CEI convertible preferred will be convertible, at the option of the holder at any time, into shares of Conestoga common stock. The conversion price will be fixed at 25% over the market price of CEI common stock at the time the transaction is closed.

            The closing of the transaction is subject to SEC review, regulatory approvals, BVT shareholder approval, CEI shareholder approval, and other conditions. Accordingly, there can be no assurance that a transaction will be consummated. The transaction will be accounted for as a purchase for accounting purposes. It is anticipated that receipt of CEI common or preferred stock by BVT shareholders in the proposed transaction would qualify as a tax-free exchange for federal income tax purposes.

             BVT also announced that its prior merger agreement with C-TEC Corporation has been terminated, and that its October 28 shareholders meeting to consider the C-TEC transaction has been canceled. BVT expects to hold its delayed 1995 annual shareholders meeting in December.

             Conestoga Enterprises, Inc., President, F.M. Brown, stated "We are particularly pleased to have one of the finest independent telephone companies in Pennsylvania join forces with us. We feel that Buffalo Valley Telephone Company's customers, employees, and shareholders will benefit by the combination of the two companies."

              James G. Apple, Chairman of Buffalo Valley Telephone Company, commented, "We are pleased to become a team member of a top caliber company like Conestoga Enterprises, Inc. With their operations in telephone, cellular, and paging, they are especially well qualified to help us to provide the highest quality telecommunications services to our Buffalo Valley community."

               Conestoga Enterprises, Inc., is a Birdsboro, Pennsylvania based telecommunications company with subsidiaries providing local telephone service, telephone equipment sales and leasing, the resale of long distance services, and radio paging services. With the completion of this acquisition, Conestoga Enterprises, Inc., will provide service to more than 67,000 access lines.

               Buffalo Valley Telephone Company is a Lewisburg, Pennsylvania based independent telephone company providing local telephone service in Union and Northumberland Counties in central Pennsylvania, with approximately 17,300 access lines at September 1995.


FOR FURTHER INFORMATION CONTACT:
      John R. Bentz
      Executive Vice President
      Conestoga Enterprises, Inc.
      202 E. First St.
      Birdsboro, PA  19508
      Telephone 610-582-6203